UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

August 17, 2013

PMC-SIERRA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-19084	94-2925073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1380 Bordeaux Drive

Sunnyvale, CA 94089

(Address of Principal Executive Offices)(Zip Code)

(408) 239-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On August 17, 2013, the board of directors (the “Board”) of PMC-Sierra, Inc., a Delaware corporation (“PMC” or the “Company”), increased the size of the Board from eight to nine directors and appointed Kirt P. Karros to serve as a director of the Company. The Board also appointed Mr. Karros to serve as a member of the Compensation Committee of the Board (the “Compensation Committee”). Mr. Karros will remain on the Board until his successor is duly elected and qualified.

Mr. Karros is a principal and Managing Director of Research for Relational Investors LLC (“Relational”) and has been with firm since 1997. Mr. Karros assists Relational’s investment committee in identifying, evaluating, monitoring, and engaging portfolio companies and leads Relational’s research team focusing on the Technology, Media, Telecommunications, and Energy sectors. A Summa Cum Laude graduate of San Diego State University, Mr. Karros holds a bachelor’s degree in business administration and a master’s degree in accounting. He is a Certified Public Accountant and holds the professional designation of Chartered Financial Analyst.

Mr. Karros’s appointment was made pursuant to a cooperation agreement (the “Agreement”) dated January 10, 2013, between PMC and Relational, a description of which is hereby incorporated by reference to PMC’s Form 8-K dated January 10, 2013. On August 1, 2013, PMC received notice of Relational’s election to appoint Mr. Karros to the Board. Under the Agreement, PMC also agreed to re-nominate Mr. Karros, as Relational’s designated representative, at the 2014 Annual Meeting of Stockholders for a one-year term if requested by Relational. PMC’s obligations to appoint and re-nominate Relational’s designated representative are conditioned upon Relational continuing to hold at least 9 million shares of PMC common stock. According to a report filed with the Securities and Exchange Commission, Relational beneficially owned 22,807,519 shares of PMC common stock as of August 19, 2013.

In connection with his appointment, Mr. Karros is entitled to receive the standard compensation for a new director including an annual Board retainer fee of $50,000, a stock option award to purchase 40,000 shares of PMC common stock, and an award of restricted stock units equal to approximately $100,000 in value according to the closing fair market value of PMC common stock on the grant date. Directors may elect to receive equity in lieu of cash payments. These grants will be processed in the ordinary course on the Company’s next prescheduled grant dates. The stock option will vest over 24 months in equal monthly installments and the restricted stock units will vest in two equal installments over two years. His annual retainer fee as a member of the Compensation Committee is $7,500.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMC-SIERRA, INC.

Date: August 19, 2013	By:	/s/ Steven J. Geiser
Steven J. Geiser Vice President, Finance Chief Financial Officer and Principal Accounting Officer